UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2023

ROADZEN INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-41094	98-1600102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Anza Blvd., Suite 109

Burlingame, California 94010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 745-6448

Vahanna Tech Edge Acquisition I Corp.

1230 Avenue of the Americas

New York, New York 10020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	RDZN	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	RDZNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Closing of the Business Combination

On September 20, 2023 (the “Closing Date”), Roadzen, Inc., a Delaware corporation (“Roadzen”), Vahanna Tech Edge Acquisition I Corp., a British Virgin Islands business company (“Vahanna”), and Vahanna Merger Sub Corp., a Delaware corporation and a direct, wholly owned subsidiary of Vahanna (“Merger Sub”), consummated the previously announced business combination pursuant to the Agreement and Plan of Merger, dated February 10, 2023, by and among Vahanna, Roadzen and Merger Sub (the “Initial Merger Agreement”), as amended by the First Amendment to the Agreement and Plan of Merger, dated June 29, 2023 (the “Merger Agreement Amendment”, and the Initial Merger Agreement as amended by the Merger Agreement Amendment, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Roadzen, with Roadzen surviving the merger as a wholly owned subsidiary of Vahanna (the “Merger,” and together with the other transactions contemplated by the Merger Agreement and the other agreements contemplated thereby, the “Business Combination”). In connection with the consummation of the Business Combination (the “Closing”), Vahanna changed its name to “Roadzen Inc.” (“RDZN”).

In connection with the Closing, and pursuant to the terms of the Merger Agreement: (i) each outstanding share of Roadzen common stock, including common stock issued upon conversion of each outstanding share of Roadzen’s preferred stock, was cancelled and converted into the right to receive 27.21 ordinary shares of RDZN (“RDZN ordinary shares”), (ii) each restricted stock unit of Roadzen (“Roadzen RSU”) was assumed and converted into the right to receive 27.21 restricted stock units of RDZN (each, a “RDZN RSU”) and were assumed as Substitute Awards under the Roadzen Inc. 2023 Omnibus Incentive Plan, (iii) each equity security of Roadzen other than Roadzen common stock and Roadzen RSUs (each, a “Roadzen Additional Security”) was assumed and converted into the right to receive equity interests that may vest, settle, convert or be exercised into 27.21 RDZN ordinary shares, (iv) each share of common stock of Merger Sub issued and outstanding immediately prior to the Closing was cancelled, retired and ceased to exist and (v) each ordinary share of Vahanna (each, a “Vahanna ordinary share”) issued and outstanding immediately prior to the Closing and not redeemed in connection with the Redemption (as defined below) remained outstanding and is now a RDZN ordinary share.

A description of the Merger Agreement is included in the proxy statement/prospectus as filed by Vahanna with the Securities and Exchange Commission (“SEC”) on August 14, 2023, pursuant to and in accordance with Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) (the “Proxy Statement”), in the section titled “The Merger” beginning on page 201. The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by the full text of the Initial Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, and the full text of the Merger Agreement Amendment, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Forward Purchase Agreement

As previously disclosed, on August 25, 2023, Vahanna entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and (iii) Meteora Strategic Capital, LLC (“MSC” and, collectively with MCP and MSTO, “Seller”) (the “Forward Purchase Agreement”) for OTC Equity Prepaid Forward Transactions. For purposes of the Forward Purchase Agreement, Vahanna is referred to as the “Counterparty” prior to the consummation of the Business Combination, while RDZN is referred to as the “Counterparty” after the consummation of the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Pursuant to the terms of the Forward Purchase Agreement, Seller intended, but was not obligated, to purchase up to 5,000,000 (the “Purchased Amount”) Class A ordinary shares, par value $0.0001 per share, of Vahanna (“Vahanna Shares”) concurrently with the Closing pursuant to Seller’s FPA Funding Amount PIPE Subscription

Agreement (as defined below), less the number of Vahanna Shares purchased by Seller separately from third parties through a broker in the open market (“Recycled Shares”). Seller was required to purchase at least 3,500,000 Recycled Shares. Neither MSC, MCP nor MSTO was, individually, required to purchase an amount of Vahanna Shares such that, following such purchase, such party’s ownership would exceed 9.9% of the total Vahanna Shares outstanding immediately after giving effect to such purchase, unless MSC, MCP or MSTO, in its sole discretion, agreed to waive such 9.9% ownership limitation. The Number of Shares subject to the Forward Purchase Agreement was subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Forward Purchase Agreement.

The Forward Purchase Agreement provided for a prepayment shortfall in an amount in U.S. dollars equal to 0.50% of the product of (i) the Recycled Shares multiplied by (ii) the Initial Price (the “Prepayment Shortfall”) on the Prepayment Date (which amount shall be netted from the Prepayment Amount). Seller, in its sole discretion, may sell Recycled Shares commencing on the 180th day following the Trade Date and at any sales price, without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 100% of the Prepayment Shortfall (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered under the Forward Purchase Agreement, and (b) an Optional Early Termination, subject to the terms and conditions of the Forward Purchase Agreement applicable to Terminated Shares, when an OET Notice is delivered under the Forward Purchase Agreement, in each case with the delivery of such notice being in the sole discretion of Seller (as further described in the “Optional Early Termination” and “Shortfall Sales” sections in the Forward Purchase Agreement).

The Forward Purchase Agreement provided that Seller would be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to (a) the sum of (i) the number of Recycled Shares multiplied by the redemption price per share as defined in Section 48.5 of Vahanna’s Memorandum and Articles of Association, effective as of August 22, 2023, as may be amended from time to time (the “Initial Price”), plus (ii) the number of Additional Shares multiplied by the purchase price of $10.00 per share, less (b) the Prepayment Shortfall.

The Counterparty paid Sellers the Prepayment Amount required under the Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”) on the Closing Date; except that to the extent that the Prepayment Amount is to be paid from the purchase of Additional Shares by Seller, such amount was netted against such proceeds, with Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by Seller are included in the Number of Shares under the Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount.

Following the Closing, the reset price (the “Reset Price”) was initially set at the Initial Price. The Reset Price will be subject to reduction upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering.

From time to time and on any date following the Trade Date (any such date, an “OET Date”) and subject to the terms and conditions in the Forward Purchase Agreement, Seller may, in its absolute discretion, terminate the Transaction in whole or in part by providing written notice to the Counterparty (the “OET Notice”), by the later of (a) the fifth Local Business Day following the OET Date and (b) the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)). The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from Seller, and Seller shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The payment date may be changed within a quarter upon the mutual agreement of the parties.

The Valuation Date will be the earliest to occur of (a) the date that is eighteen (18) months after the date of the Closing Date pursuant to the Merger Agreement, (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (v) a Shortfall Variance Registration Failure, (w) a VWAP Trigger Event, (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, any Additional Termination Event, and (c) the date specified by Seller in a written notice to be delivered to the Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective). The Valuation Date notice will become effective immediately upon its delivery from Seller to the Counterparty in accordance with the Forward Purchase Agreement. In the event the Valuation Date is determined pursuant to clause (c), the Settlement Amount Adjustment will not apply to the calculation of the Settlement Amount.

On the Cash Settlement Payment Date, which shall be the tenth Local Business Day immediately following the last day of the Valuation Period, Seller will remit to the Counterparty an amount equal to the Settlement Amount and will not otherwise be required to return to the Counterparty any of the Prepayment Amount and the Counterparty shall remit to Seller the Settlement Amount Adjustment; provided, however, that if the Settlement Amount less the Settlement Amount Adjustment is a negative number, then neither Seller nor the Counterparty shall be liable to the other party for any payment under the “Cash Settlement Payment” Date section of the Forward Purchase Agreement.

Seller has agreed to waive any redemption rights with respect to any Recycled Shares in connection with the Business Combination, as well as any redemption rights under Vahanna’s Memorandum and Articles of Association that would require redemption by Vahanna of the Vahanna Shares. Such waiver may reduce the number of Vahanna Shares redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

The Counterparty has provided Seller with certain customary registration rights with respect to the Additional Shares.

A copy of the Forward Purchase Agreement is filed as Exhibit 10.1 hereto, and the foregoing description of the Forward Purchase Agreement is qualified in its entirety by reference thereto.

FPA Funding Amount PIPE Subscription Agreement

As previously disclosed, on August 25, 2023, Vahanna entered into a subscription agreement (the “FPA Funding Amount PIPE Subscription Agreement”) with Seller.

Pursuant to the FPA Funding PIPE Subscription Agreement, Seller agreed to subscribe for and purchase, and Vahanna agreed to issue and sell to Seller, on the Closing Date, an aggregate of up to 5,000,000 Vahanna Shares, less the Recycled Shares in connection with the Forward Purchase Agreement, at a price equal to $10.00 per share. On September 20, 2023, Seller was issued 702,255 RDZN ordinary shares pursuant to the FPA PIPE Amount PIPE Subscription Agreement.

A copy of the FPA Funding Amount PIPE Subscription Agreement is filed as Exhibit 10.2 hereto, and the foregoing description of the FPA Funding Amount PIPE Subscription Agreement is qualified in its entirety by reference thereto.

Redemption, Ownership and Trading

Holders of an aggregate of 7,524,747 Vahanna Shares properly exercised their right to have their shares redeemed for a full pro rata portion of the trust account into which the proceeds of Vahanna’s November 26, 2021 initial public offering were deposited (the “Trust Account”), calculated on the Closing Date, which was $10.76 per share, net of taxes paid with respect to interest (the “Redemption”). $81,025,700 in the aggregate was paid in connection with the Redemption. The remaining balance of the Trust Account immediately prior to the Closing of approximately $26,824 was released to RDZN on the Closing Date in connection with the Closing.

After giving effect to the Business Combination, the FPA Funding Amount PIPE Subscription Agreement and the Redemption, there were 68,440,829 RDZN ordinary shares issued and outstanding as of the date of this Report.

As of the date of this Report, no rights or options to acquire RDZN ordinary shares or securities convertible into RDZN ordinary shares were outstanding. Moreover, RDZN does not have any outstanding preference shares.

On September 21, 2023, RDZN’s ordinary shares and warrants commenced trading on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “RDZN” and “RDZNW”, respectively.

This Report incorporates by reference certain information from reports and other documents that were previously filed with the SEC, including certain information from the Proxy Statement. To the extent there is a conflict between the information contained in this Report and the information contained in such prior reports and documents and incorporated by reference herein, you should rely on the information in this Report.

Item 1.01	Entry into a Material Definitive Agreement.

Lock-up Agreements

On the Closing Date, in connection with the Closing, RDZN entered into Lock-up Agreements with certain pre-Closing holders of Roadzen common stock (the “Lock-up Agreements”). Pursuant to the terms of the Lock-up Agreements, such pre-Closing holders of Roadzen common stock agreed, subject to certain customary exceptions, not to transfer or dispose of their RDZN ordinary shares until the earlier of (x) the one (1) year anniversary of the Closing Date and (y) the date that the closing price of RDZN ordinary shares equals or exceeds $12.00 (as adjusted for share recapitalizations, subdivisions, reorganizations, recapitalizations and the like), for twenty (20) trading days within any thirty (30) trading day period following the 150th day following the Closing Date.

Other than Rohan Malhotra and Ajay Shah, no directors, officers or employees of RDZN are party to any lock-up agreement with respect to RDZN ordinary shares.

A description of the Lock-up Agreements is included in the Proxy Statement in the section titled “Other Agreements — Lock-Up Agreements” beginning on page 258. The foregoing description of the Lock-up Agreements is a summary only and is qualified in its entirety by the full text of the form of Lock-up Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Note Purchase Agreement

As previously disclosed, on June 30, 2023, Roadzen entered into the Note Purchase Agreement with Mizuho, as administrative agent and collateral agent, and certain purchasers that may become party thereto from time to time, as purchasers of the senior secured notes (together with Mizuho, the “Purchasers”), pursuant to which the Purchasers purchased, and Roadzen issued, an aggregate principal amount of $7,500,000 of senior secured notes (the “Mizuho Notes”). As of the Closing Date, the Mizuho Notes have not been repaid in full. Pursuant to the Note Purchase Agreement, if the Mizuho Notes have not been repaid in full by the date that is six (6) months after the closing date under the Note Purchase Agreement, Roadzen has agreed to issue to the noteholders warrants to purchase collectively the number of RDZN ordinary shares equal to two and one-half percent (2.5%) of the interests of the issuer on a fully diluted basis as of the date the warrants are issued (the “Mizuho Warrants”). The shares underlying the Mizuho Warrants shall be referred to herein as the “Mizuho Warrant Shares.”

The Mizuho Warrants, if issued, will vest as follows until the full repayment of the Mizuho Notes: 40% upon issuance of the Mizuho Warrants, approximately six and two-thirds percent (6.67%) on each of the five (5) consecutive months thereafter, and 26.67% on the date that is six (6) months after the issuance date of the Mizuho Warrants.

The Mizuho Warrants, if issued and to the extent vested, will be exercisable at a purchase price of $0.001 per share and may be exercised on a cashless basis. In the event of an acquisition of the issuer or similar transaction, the Mizuho Warrants, if issued and to the extent unexercised, will be deemed to have been automatically exercised on a cashless basis immediately prior to such acquisition or similar transaction. The Mizuho Warrants, if issued, will expire five (5) years after issuance or earlier upon a voluntary or involuntary dissolution, liquidation or winding up of the issuer. The number of Mizuho Warrant Shares underlying and the applicable exercise price of the Mizuho Warrants are subject to customary adjustment for dividends, splits, reclassifications and other modifications. The Purchasers will also receive registration rights and other customary protections with respect to the Mizuho Warrant Shares.

The Mizuho Notes are a secured obligation of Roadzen, Vahanna and each subsidiary of Roadzen serving as a guarantor under, and as identified in, the Note Purchase Agreement (individually a “Note Party” and, together, the Note Parties”). Except as otherwise permitted under the Note Purchase Agreement, the obligations of each of the Note Parties under the Mizuho Notes constitute direct and unconditional senior obligations of each such Note Party and will at all times rank at least equal in right of payment with all other present and future indebtedness and other obligations of each Note Party.

The Mizuho Notes bear interest at a rate of fifteen percent (15.0%) per annum, which will automatically be increased by five percent (5.0%) if Roadzen fails to prepay the Mizuho Notes upon the occurrence of certain mandatory prepayment events as set forth in the Note Purchase Agreement. The Mizuho Notes mature one (1) year from the date of issuance; however, Roadzen may prepay all or any portion of the Mizuho Notes prior to maturity at its option without penalty. As a condition precedent to closing under the Note Purchase Agreement, Roadzen entered into a Security Agreement, pursuant to which each current Note Party granted a first priority lien on substantially all of its assets to Mizuho, as administrative agent and collateral agent for the Purchasers.

The Note Purchase Agreement contains certain covenants that restrict the Note Parties’ ability to, among other things, transfer or sell assets, create liens, incur indebtedness, make payments and investments and transact with affiliates. Additionally, the Note Parties are collectively required to maintain a cash reserve of at least $1 million in the aggregate to satisfy the minimum liquidity condition as set forth in the Note Purchase Agreement.

The Note Purchase Agreement provides for customary events of default which, if not cured or waived, would result in the acceleration of substantially all of the outstanding debt and interest owed under the Mizuho Notes (and any other debt containing a cross-default or cross-acceleration provision), and default interest of an additional two percent (2.0%) for so long as an event of default is continuing.

A description of the Note Purchase Agreement is included in the Proxy Statement in the section titled “Other Agreements — Note Purchase Agreement” beginning on page 258. The foregoing description of the Note Purchase Agreement is a summary only and is qualified in its entirety by the full text of the form of the Note Purchase Agreement, which is filed as Exhibit 10.5 hereto and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, in connection with the Closing, RDZN entered into an Indemnification Agreement with each member of RDZN’s Board of Directors (the “Board” and such agreements collectively, the “Indemnification Agreements”). The Indemnification Agreements require RDZN to indemnify the members of the Board for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director in any action or proceeding arising out of their services to RDZN or any other company or enterprise to which the person provides services at RDZN’s request.

The foregoing description of the Indemnification Agreements is a summary only and is qualified in its entirety by the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.7 hereto and is incorporated herein by reference.

Termination of Engagement Letters

On September 20, 2023, Vahanna, including any successor thereto, entered into a Termination of Engagement Letters Agreement (the “Termination Agreement”) with Mizuho relating to the Underwriting Agreement, dated November 22, 2021, by and between Vahanna and Mizuho, that certain Letter Agreement dated as of June 22, 2022, by and between Vahanna and Mizuho, and that certain Letter Agreement, dated as of May 30, 2023, by and between Vahanna and Mizuho (collectively, and as the same have been amended or modified through the date hereof, the “Engagement Letters”), pursuant to which Vahanna or any successor thereto agreed to pay (or cause to be paid) to Mizuho a one-time fee equal to $3,000,000 (“Closing Payment”) for services performed under the Engagement Letters, and which Closing Payment will be set forth in a promissory note to be entered into between Vahanna or any successor thereto and Mizuho within ten business days following the date of the Termination Agreement. The promissory note will have a maturity date of eighteen (18) months from the consummation of the Business Combination. Vahanna or any successor thereto will use its best efforts to pay the Closing Payment on or prior to March 31, 2024. If the Closing Payment is not paid in full on or prior to March 31, 2024, then, on April 1, 2024 and on the first day of each calendar month thereafter, the amount of the Closing Payment shall increase by $20,000, until such time as the Closing Payment (as so increased) is paid in full.

The Closing Payment shall be paid from proceeds received by Vahanna or any successor thereto or its subsidiaries in excess of $20 million from financing transactions to be undertaken by Vahanna or any successor thereto or its subsidiaries following the Closing Date (but excluding short-term working capital financings, the “Alternative Financings”). For aggregate proceeds from Alternative Financings in excess of $20 million, payments made on the Closing Payment shall be paid on a priority basis compared to those other deferred fees incurred by Vahanna or any successor thereto that were payable in connection with the Business Combination (the “Other Deferred Fees”). Aggregate proceeds from Alternative Financings in excess of $20 million shall be used exclusively for the Closing Payment and the Other Deferred Fees.

In consideration for the Closing Payment, effective as of the Closing Date, the Engagement Letters were automatically terminated and have no further force or effect, except (i) Vahanna or any successor thereto and Mizuho shall continue to be bound by the indemnification provisions set forth in the Engagement Letters, (ii) Vahanna or any successor thereto and Mizuho shall continue to be bound by the confidentiality provisions set forth in the Engagement Letters, and (iii) Mizuho shall retain the right to publicize its role as an advisor to Vahanna as set forth in the Engagement Letters.

The foregoing description of the Termination of Engagement Letters is a summary only and is qualified in its entirety by the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.11 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

On August 25, 2023, Vahanna held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) at which the Vahanna shareholders considered and voted in favor of, among other matters, a proposal to approve and adopt the Merger Agreement and approve the Business Combination.

On the Closing Date, the parties to the Merger Agreement consummated the Business Combination.

FORM 10

Item 2.01(f) of Form 8-K provides that if the registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as RDZN was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Report, RDZN has ceased to be a shell company. Accordingly, RDZN is providing the information below that would be included in a Form 10 if RDZN were to file a Form 10. The information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements.

This Report and documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. RDZN has based these forward-looking statements on its current expectations and projections about future events. All statements, other than statements of present or historical fact included in this Report and documents incorporated by reference herein, regarding the benefits of the Business Combination, RDZN’s future financial performance following the Business Combination and RDZN’s strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about RDZN that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, RDZN disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Report. RDZN cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of RDZN.

The projections included in the Proxy Statement (the “Projections”) have not been audited. None of the independent auditors of Vahanna or Roadzen, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Projections. In addition, RDZN cautions you that the forward-looking statements regarding RDZN which are contained in this Report and documents incorporated by reference herein, are subject to the following factors:

•	the outcome of any legal proceedings that may be instituted against RDZN or its subsidiaries, its affiliates or its directors and officers;

•	the risk that the Business Combination disrupts current plans and operations of RDZN or its subsidiaries;

•

RDZN’s ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of RDZN to grow and manage growth profitably following the Business Combination;

•	risks relating to the uncertainty of the projected financial information with respect to RDZN and its subsidiaries;

•	costs related to the Business Combination;

•	RDZN’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the Business Combination;

•	changes in applicable laws or regulations; and

•	the possibility that RDZN or its subsidiaries may be adversely affected by other economic, business or competitive factors.

Should one or more of the risks or uncertainties described in this Report or the documents incorporated by reference herein materialize, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found under the heading “Risk Factors” below.

Business.

The business of RDZN is described in the Proxy Statement in the section titled “Information About Roadzen” beginning on page 153 and that information is incorporated herein by reference.

Risk Factors.

The risks associated with RDZN’s business are described in the Proxy Statement in the section titled “Risk Factors” beginning on page 37 and that information is incorporated herein by reference. A summary of the risks associated with RDZN’s business is included in the Proxy Statement in the section titled “Summary - Risk Factors Summary” beginning on page 11 and that information is incorporated herein by reference.

Financial Information.

The audited financial statements of Roadzen and its subsidiaries as of March 31, 2023 and 2022, and for the years ended March 31, 2023 and 2022 (the “Roadzen Audited Financials”), are set forth in the Proxy Statement beginning on page F-52 and are incorporated herein by reference. The unaudited financial statements of Roadzen and its subsidiaries as of June 30, 2023 and for the three months ended June 30, 2023 and 2022, are set forth in Exhibit 99.1 hereto and are incorporated by reference herein.

The unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2023 and the year ended December 31, 2022 is set forth in the Proxy Statement beginning on page 109 and is incorporated herein by reference. The unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2023 is set forth in Exhibit 99.2 hereto and is incorporated by reference herein.

Management’s discussion and analysis of financial condition and results of operations and quantitative and qualitative disclosures about market risk with respect to the years ended March 31, 2023 and 2022 are set forth in the Proxy Statement in the section titled “Roadzen’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 173 and are incorporated herein by reference. Management’s discussion and analysis of financial condition and results of operations and quantitative and qualitative disclosures about market risk with respect to the three months ended June 30, 2023 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of Roadzen for the three months ended June 30, 2023 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Properties.

The locations from which RDZN operates are described in the Proxy Statement in the section titled “Information About Roadzen - Other Information” on page 172 and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information known to RDZN regarding the beneficial ownership of RDZN ordinary shares upon the Closing by:

•	each person who is the beneficial owner of more than 5% of the outstanding RDZN ordinary shares;

•	each of RDZN’s named executive officers and directors; and

•	all of RDZN’s named executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and rights that are currently exercisable or exercisable within 60 days.

The beneficial ownership of RDZN is based on 68,440,829 RDZN ordinary shares issued and outstanding immediately following the Closing.

Name of Beneficial Owner	Number of RDZN ordinary shares Beneficially Owned	Percentage of RDZN ordinary shares
Greater than 5% Stockholders:
Avacara Pte Ltd. (1)	17,138,213	25.0%
Naveen Arya(2)	5,442,379	8.0%
Element Ventures LP(3)	7,696,191	11.2%
WI Harper Fund VIII LP(4)	6,486,281	9.5%
EVP I LP(5)	5,177,178	7.6%
Vahanna LLC (6)	4,852,500	7.1%

Named Executive Officers and Directors:(7)
Rohan Malhotra(1)	17,949,402	26.2%
Saurav Adhikari	—	—
Steven Carlson	—	—
Ajay Shah(8)	472,399	*
Supurna VedBrat	—	—
Diane Glossman	—	—
Zoe Ashcroft	—	—
All directors and named executive officers as a group (7 individuals)	18,421,801	26.9%

*	Less than 1%.
(1)

Rohan Malhotra, Chief Executive Officer of RDZN, is the majority shareholder of Avacara PTE Ltd, a Singapore corporation with offices located at 14 Robinson Road, #12-01/02, Far East Finance Building, Singapore, 048545, and as such may be deemed to have beneficial ownership of the RDZN ordinary shares held directly by Avacara. Mr. Malhotra disclaims any beneficial ownership of the shares held by Avacara, except to the extent of his pecuniary interest therein.

(2)	Mr. Arya has beneficial ownership of the securities reported above and the address of Mr. Arya is 3 Avenue Gulmohar Western Greens Farms, Rajokari, New Delhi, India 110038.
(3)

The business address of Element Ventures LP is First Floor, 80 Clerkenwell Road, London EC1M 5RJ. Mr. Michael Barrett McFadgen and Mr. Stephen Gibson each have beneficial ownership of the securities reported above.

(4)

The address of WI Harper Fund VIII LP is 50 California Street, Suite 2580, San Francisco, CA 94111. Mr. Pete Yeau-Hwan Liu, as the General Partner of the General Partner of WI Harper Fund VIII LP, has beneficial ownership of the securities reported above.

(5)

The address of EVP I LP is North Suite 2, Town Mills, Rue Du Pre, St. Peter Port, Guernsey, GY1, 1LT. Messrs. Samuel Evans, Jon Young and Andrew Whittaker are the directors of the general partner of EVP I LP, and as such may be deemed to have shared beneficial ownership of the ordinary shares held directly by EVP I LP. Each of Messrs. Evans, Young and Whittaker disclaims any beneficial ownership of the shares held by EVP I LP, except to the extent of his pecuniary interest therein.

(6)

Vinode Ramgopal and Akshaya Bhargava are the managers of the Sponsor, and as such may be deemed to have shared beneficial ownership of the ordinary shares held directly by the Sponsor. Each of Mr. Ramgopal and Mr. Bhargava disclaims any beneficial ownership of the shares held by the Sponsor, except to the extent of his pecuniary interest therein.

(7)	Unless otherwise noted, the business address of each of the following individuals is 111 Anza Blvd., Suite 109, Burlingame, California 94010.
(8)

Securities are held by Krishnan-Shah Family Partners LP. Ajay B. Shah & Lata K. Shah 1996 Trust LP is the general partner of Krishnan-Shah Family Partners LP (the “General Partner”). Mr. Shah and his wife, Mrs. Lata K. Shah, are the trustees of the General Partner and have voting and dispositive control over the securities held by Krishnan-Shah Family Partners LP. Accordingly, Mr. Shah and Mrs. Shah may be deemed to beneficially own the securities held by Krishnan-Shah Family Partners LP. Krishnan-Shah Family Partners LP holds certain non-voting units of the Sponsor representing an interest in Class B ordinary shares of Vahanna and Private Placement Warrants held by the Sponsor; each of Mr. Shah, Mrs. Shah, Ajay B. Shah & Lata K. Shah 1996 Trust LP, and Krishnan-Shah Family Partners LP disclaims beneficial ownership of such securities held by the Sponsor except to the extent of any pecuniary interest therein. The business address of each of Krishnan-Shah Family Partners LP, the General Partner, Mr. Shah and Mrs. Shah is 27241 Altamont Road, Los Altos Hills, CA 94022.

Directors and Executive Officers.

Information with respect to RDZN’s directors and executive officers after the Closing is described in the Proxy Statement in the section titled “Management of New Roadzen after the Merger” beginning on page 190 and that information is incorporated herein by reference.

Executive Compensation.

Information with respect to Roadzen’s executive and director compensation is described in the Proxy Statement in the section titled “Roadzen’s Executive and Director Compensation” beginning on page 199 and that information is incorporated herein by reference.

On September 18, 2023, as previously disclosed and contemplated under the Merger Agreement, Roadzen’s board of directors adopted the Roadzen, Inc. 2023 Equity Incentive Plan and issued restricted stock units (also referred to herein as the Roadzen RSUs) to certain Roadzen employees. The Roadzen RSUs will vest on the one-year anniversary of September 18, 2023, subject to the participant’s continued service through the vesting date. Upon the Closing of the Business Combination, by the terms of the Merger Agreement and the underlying award agreement, each Roadzen RSU was assumed and converted into the right to receive 27.21 RDZN RSUs and was assumed as Substitute Awards under the Roadzen Inc. 2023 Omnibus Incentive Plan. The Roadzen, Inc. 2023 Equity Incentive Plan will not be available for future grants following the Closing.

Certain Relationships and Related Transactions, and Director Independence.

Information with respect to certain relationships and related party transactions is described in the Proxy Statement in the section titled “Certain Relationships and Related Party Transactions” beginning on page 373 and that information is incorporated herein by reference.

Because RDZN ordinary shares are listed on Nasdaq, RDZN is required to comply with the applicable rules of such exchange in determining whether a director is independent. The Board has determined, based on information provided by each director concerning his background, employment and affiliations, that each of Mr. Adhikari, Mr. Shah, Ms. VedBrat, Ms. Ashcroft and Ms. Glossman qualifies as independent as defined under the applicable Nasdaq and SEC rules. In making these determinations, the Board considered the current and prior relationships that each director has with RDZN and all other facts and circumstances the Board deemed relevant in determining their independence. All members of the audit committee (the “Audit Committee”), compensation committee (the “Compensation Committee”) and nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) of the Board are independent as defined under the applicable Nasdaq and SEC rules.

The members of the Audit Committee are Ms. Glossman, Ms. VedBrat and Mr. Adhikari, with Ms. Glossman serving as chair.

The members of the Compensation Committee are Mr. Adhikari and Mr. Shah, with Mr. Adhikari serving as chair.

The members of the Nominating and Corporate Governance Committee are Ms. Ashcroft and Mr. Shah, with Ms. Ashcroft serving as chair.

Legal Proceedings.

Information with respect to legal proceedings involving Roadzen is in the Proxy Statement in the section titled “Information About Roadzen - Legal Proceedings” on page 172 and that information is incorporated herein by reference.

Information with respect to legal proceedings involving Vahanna is described in the Proxy Statement in the section titled “Information About Vahanna - Legal Proceedings” on page 141 and that information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

The information set forth in the section titled “Market Price and Dividend Information” on page 33 of the Proxy Statement is incorporated herein by reference.

RDZN has reserved a pool of RDZN ordinary shares for issuance pursuant to awards under RDZN’s 2023 Omnibus Incentive Plan equal to 10% of the aggregate number of RDZN ordinary shares issued and outstanding immediately after the Closing, which is equal to 6,844,082 shares.

Recent Sales of Unregistered Securities.

Reference is made to the disclosure set forth under Item 3.02 of this Report, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered.

The information set forth in the section titled “Description of New Roadzen Capital Stock” on page 346 of the Proxy Statement is incorporated herein by reference.

Indemnification of Directors and Officers.

Reference is made to the disclosure set forth under the heading “Indemnification Agreements” under Item 1.01 of this Report, which is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Reference is made to the disclosure set forth under Item 4.01 of this Report, which is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits.

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP and not as a business combination under ASC 805. Under this method of accounting, Vahanna will be treated as the acquired company for accounting purposes, and Roadzen will be treated as the accounting acquirer. In accordance with this method of accounting, the Business Combination will be treated as the equivalent of Roadzen issuing shares for the net assets of Vahanna, accompanied by a recapitalization. The net assets of Vahanna will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of Roadzen.

Reference is made to the disclosure set forth under Item 9.01 of this Report, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure relating to the FPA Funding Amount PIPE Subscription Agreement set forth in the “Introductory Note” above is incorporated by reference into this Item 3.02.

The securities issued in connection with the FPA Funding Amount PIPE Subscription Agreement have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

At the Extraordinary General Meeting, Vahanna shareholders considered and approved, among other things, the proposals set forth in the Proxy Statement in the section titled “Proposal No. 2 - The Charter Proposal” (the “Charter Proposal”) beginning on page 262, and that information is incorporated herein by reference.

RDZN’s Amended and Restated Memorandum and Articles of Association became effective upon filing with the Registrar of Corporate Affairs in the British Virgin Islands on the Closing Date.

The descriptions of RDZN’s Amended and Restated Memorandum and Articles of Association and the general effect of the Amended and Restated Memorandum and Articles of Association upon the rights of the holders of RDZN ordinary shares are included in the Proxy Statement under the sections titled “Proposal No. 2 - The Charter Proposal” and “Description of New Roadzen Capital Stock” beginning on pages 262 and 346, respectively, and that information is incorporated herein by reference.

The foregoing description of the Amended and Restated Memorandum and Articles of Association does not purport to be complete and is qualified in its entirety by the terms of the Amended and Restated Memorandum and Articles of Association, which is attached hereto as Exhibits 3.1 and is incorporated by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On the Closing Date, the Audit Committee approved the engagement of ASA & Associates LLP (“ASA”) as RDZN’s independent registered public accounting firm to audit RDZN’s consolidated financial statements for the year ending March 31, 2024. Accordingly, Marcum LLP (“Marcum”), Vahanna’s independent registered public accounting firm prior to the Business Combination, was informed as of the Closing Date that it would be dismissed and replaced by ASA as RDZN’s independent registered public accounting firm. ASA served as the independent registered public accounting firm of Roadzen prior to the Business Combination.

The report of Marcum on Vahanna’s balance sheets as of December 31, 2022 and 2021, and the related statements of operations, changes in shareholders’ equity (deficit) and cash flows for the year ended December 31, 2022 and for the period from April 22, 2021 (inception) through December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph which noted that there was substantial doubt as to Vahanna’s ability to continue as a going concern because of Vahanna’s liquidity condition and date for mandatory liquidation.

During the period from April 22, 2021 (inception) through December 31, 2022, and subsequent interim periods through the Closing Date, there were no disagreements between Vahanna and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report covering such period.

During the period from April 22, 2021 (inception) through December 31, 2022, and subsequent interim periods through the Closing Date, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act (“Regulation S-K”)).

During the period from April 22, 2021 (inception) through the Closing Date (the date the Audit Committee approved the engagement of ASA as RDZN’s independent registered public accounting firm), neither Vahanna nor anyone on Vahanna’s behalf consulted with ASA regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of Vahanna or RDZN, and no written report or oral advice was provided to Vahanna by ASA that ASA concluded was an important factor considered by Vahanna or RDZN in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Vahanna provided Marcum with a copy of the foregoing disclosures prior to the filing of this Report and requested that Marcum furnish RDZN with a letter addressed to the SEC stating whether it agrees with the statements made by RDZN set forth above. A copy of Marcum’s letter, dated September 26, 2023, is attached as Exhibit 16.1 to this Report.

Item 5.01	Changes in Control of Registrant.

The disclosure set forth in the “Introductory Note” above and in Item 2.01 of this Report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, in connection with the Closing, Karan Puri and Raahim Don, the Chief Executive Officer and Chief Financial Officer, respectively, of Vahanna, resigned. On the Closing Date, in connection with the Closing, Abha Kumar and Rangarajan Sundaram, each a member of the board of directors of Vahanna, resigned.

Information with respect to RDZN’s directors and executive officers after the Closing is described in the Proxy Statement in the section titled “Management of New Roadzen After the Business Combination” beginning on page 190 and that information is incorporated herein by reference.

Information with respect to certain relationships and related party transactions is described in the Proxy Statement in the section titled “Certain Relationships and Related Party Transactions” beginning on page 346 and that information is incorporated herein by reference.

Information with respect to RDZN’s long-term incentive program is described in the Proxy Statement in the section titled “Proposal No. 8 - The Incentive Plan Proposal” beginning on page 283 and that information is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference is made to the disclosure set forth under Item 3.03 of this Report, which is incorporated herein by reference.

On September 20, 2023, the Board adopted a resolution to change RDZN’s fiscal year end from December 31 to March 31, effective as of the Closing Date. This change is being made in order to align RDZN’s fiscal year with that of its operating businesses and to align RDZN’s reporting calendar with how RDZN evaluates such businesses.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On the Closing Date, in connection with the Closing, the Board adopted a new code of business conduct applicable to all of RDZN’s employees, officers and directors. A copy of the code of business conduct is available in the investor relations section of RDZN’s website at https://www.roadzen.io. The foregoing description of the code of business conduct does not purport to be complete and is qualified in its entirety by the full text of the code of business conduct, which is filed as Exhibit 14.1 hereto and incorporated herein by reference. RDZN expects that any amendments to the code of business conduct, or any waivers of its requirements, will be disclosed on its website or by any other means permitted under applicable SEC rules.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, Vahanna ceased to be a shell company. Reference is made to the disclosure in the Proxy Statement in the section titled “The Merger” beginning on page 201, and that information is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, RDZN issued a press release announcing, among other things, the Closing. The press release is attached to this Report as Exhibit 99.3 and incorporated herein by reference.

The information contained under this Item 7.01, including Exhibit 99.3, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of RDZN under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses or funds acquired.

The unaudited financial statements of RDZN and its subsidiaries as of June 30, 2023 and for the three months ended June 30, 2023 and 2022, are set forth in Exhibit 99.1 hereto and are incorporated by reference herein. The Roadzen Audited Financials are set forth in the Proxy Statement beginning on page F-52 and are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2023 is set forth in Exhibit 99.2 hereto and is incorporated by reference herein. The unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2022 is set forth in the Proxy Statement beginning on page 109 and is incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description

2.1†	Agreement and Plan of Merger, dated as of February 10, 2023, by and among Vahanna Tech Edge Acquisition I Corp., Vahanna Merger Sub Corp. and Roadzen, Inc. (incorporated by reference to Exhibit 2.1 to Vahanna Tech Edge Acquisition I Corp.’s Current Report on Form 8-K (File No. 001-41094), filed with the Securities and Exchange Commission on February 14, 2023).

2.2	First Amendment to the Agreement and Plan of Merger, by and among Vahanna Tech Edge Acquisition I Corp., Vahanna Merger Sub Corp. and Roadzen, Inc. (incorporated by reference to Exhibit 2.1 to Vahanna Tech Edge Acquisition I Corp.’s Current Report on Form 8-K (File No. 001-41094), filed with the Securities and Exchange Commission on June 29, 2023).

3.1	Amended and Restated Memorandum and Articles of Association of Roadzen Inc.

4.1	Form of Specimen Ordinary Shares Certificate of Roadzen Inc.

4.2	Form of Warrant Certificate of Roadzen Inc.

4.3	Warrant Agreement, dated November 22, 2021 (incorporated by reference to Exhibit 4.1 to Vahanna Tech Edge Acquisition I Corp.’s Current Report on Form 8-K (File No. 001-41094), filed with the Securities and Exchange Commission on November 29, 2021).

10.1	Forward Purchase Agreement, dated August 25, 2023 (incorporated by reference to Exhibit 10.1 of Vahanna Tech Edge Acquisition I Corp.’s Current Report on Form 8-K (File No. 001-40194), filed with the Securities and Exchange Commission on August 25, 2023).

Exhibit No.	Description

10.2	Subscription Agreement, dated August 25, 2023 (incorporated by reference to Exhibit 10.2 of Vahanna Tech Edge Acquisition I Corp.’s Current Report on Form 8-K (File No. 001-40194), filed with the Securities and Exchange Commission on August 25, 2023).

10.3	Registration Rights Agreement, dated as of November 22, 2021, by and among Vahanna Tech Edge Acquisition I Corp., Vahanna LLC and Mizuho Securities USA LLC (incorporated by reference to Exhibit 10.3 to Vahanna Tech Edge Acquisition I Corp.’s Current Report on Form 8-K (File No. 001-41094), filed with the Securities and Exchange Commission on November 29, 2021)

10.4	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.8 to Vahanna Tech Edge Acquisition I Corp.’s Registration Statement on Form S-4 (File No. 333-269747), filed with the Securities and Exchange Commission on February 14, 2023).

10.5†	Note Purchase Agreement, dated June 30, 2023, by and among Roadzen, Inc., Mizuho Securities USA LLC and other parties named thereto (incorporated by reference to Exhibit 10.11 to Vahanna Tech Edge Acquisition I Corp.’s Registration Statement on Form S-4 (File No. 333-269747), filed with the Securities and Exchange Commission on June 30, 2023).

10.7	Form of Indemnification Agreement.

10.8#	Roadzen Inc. 2023 Omnibus Incentive Plan.

10.9#	Roadzen Inc. 2023 Employee Stock Purchase Plan.

10.10	Form of Grant Notice and Award Agreement for Restricted Stock Units (Going Public Rollover Form)

10.11	Termination of Engagement Letters, dated September 20, 2023, by and between Vahanna Tech Edge Acquisition I Corp. and Mizuho Securities USA LLC.

14.1	Code of Business Conduct.

16.1	Letter from Marcum LLP to the Securities and Exchange Commission, dated September 26, 2023.

21.1	List of Subsidiaries.

99.1	Unaudited financial statements of Roadzen, Inc. and its subsidiaries as of June 30, 2023 and for the three months ended June 30, 2023 and 2022.

99.2	Unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2023.

99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Roadzen, Inc. for the three months ended June 30, 2023.

99.4	Press release, dated September 20, 2023.

99.5	Press release, dated September 21, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

†

Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). RDZN agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

#	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2023

ROADZEN INC.

By:	/s/ Rohan Malhotra
Name:	Rohan Malhotra
Title:	Chief Executive Officer